UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – November 11, 2011

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
Delaware	333-147828-08	20-8650498
(States or other jurisdictions of incorporation or organization)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

10511 East Central, Wichita, Kansas 67206

(Address of principal executive offices) (Zip code)

(316-676-7111)

(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 11, 2011, Hawker Beechcraft Acquisition Company, LLC (the “Company”) provided approximately 300 affected employees with 60-day notices pursuant to the Worker Adjustment and Retraining Notification Act (WARN) or, as applicable, notices pursuant to foreign statutory requirements. The Company first notified employees that it expected to implement a reduction in force program affecting all levels of the Company on November 4, 2011.

This reduction program was implemented in order to resize and align the Company to a smaller market with projected slower growth in response to continued adverse market conditions affecting the Business and General Aviation market and pressure on defense spending by US and foreign governments. It is expected that this reduction program will be completed by the end of January 2012. Affected employees will receive certain one-time termination benefits, including severance payments and payment for non-working notice periods.

The Company expects that it will record charges for one-time termination benefits related to the reduction program in the current quarter and the first quarter of 2012. The Company estimates that these charges will be approximately $6.9 million in the aggregate. The Company expects the cash impact to be consistent with the amount of these charges. The Company does not anticipate other material costs to be incurred in connection with this reduction program.

Forward-Looking Statements Disclaimer

This report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. In addition to risk factors previously disclosed in the Company’s Securities and Exchange Commission reports, the following factors could cause actual results to differ materially from those expressed in or implied by the forward looking statements: our substantial leverage and debt service obligations resulting from our indebtedness; difficult conditions in the capital, credit, general aviation and other aircraft markets and in the economy; production delays resulting from lack of regulatory certifications or disruptions in our supply from key vendors; disruptions to our operations due to our computer system upgrade during the three months ended September 30, 2011 and any impact that such upgrade may have had on our internal controls; and the successful completion of our restructuring activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Karin-Joyce Tjon Sien Fat
Karin-Joyce Tjon Sien Fat Chief Financial Officer (Principal Financial Officer)

HAWKER BEECHCRAFT NOTES COMPANY

/s/ Karin-Joyce Tjon Sien Fat
Karin-Joyce Tjon Sien Fat Chief Financial Officer (Principal Financial Officer)

Dated: November 15, 2011

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